Exhibit 10.4

EXECUTION VERSION

PLEDGE AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of October 19, 2006, made by each of the Pledgors referred to below, in favor of Ableco Finance LLC (“Ableco”), in its capacity as collateral agent for the Secured Parties (as defined in the Financing Agreement referred to below) party to the Financing Agreement referred to below (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, Omega Protein Corporation, a Nevada corporation (“Omega”), each subsidiary of Omega listed as a “Borrower” on the signature pages to the Financing Agreement referred to below, if any (together with Omega, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Omega listed as a “Guarantor” on the signature pages to the Financing Agreement referred to below (each a “Guarantor” and collectively, the “Guarantors” and together with the Borrowers, each a “Pledgor” and collectively, the “Pledgors”), the financial institutions from time to time party to the Financing Agreement referred to below (each a “Lender” and collectively, the “Lenders”), the Collateral Agent, and Ableco, as administrative agent for the Secured Parties party to the Financing Agreement referred to below (in such capacity, the “Administrative Agent” and, together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), are parties to a Financing Agreement, dated as of the date hereof (as amended, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans and certain revolving loans, which revolving loans will include a subfacility for the issuance of letters of credit (each a “Loan” and collectively, the “Loans”), to the Borrowers;

WHEREAS, it is a condition precedent to the Lenders making any Loan or any other financial accommodation to the Borrowers pursuant to the Financing Agreement that each Pledgor shall have executed and delivered to the Collateral Agent a pledge and security agreement providing for the pledge to the Collateral Agent, for the benefit of the Secured Parties, and the grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest in and Lien on all Capital Stock (as defined in the Financing Agreement) and indebtedness from time to time owned by such Pledgor of each Person now or hereafter existing and in which such Pledgor has any interest at any time;

WHEREAS, the Pledgors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Pledgor often being provided through financing obtained by the other Pledgors and the ability to obtain such financing being dependent on the successful operations of all of the Pledgors as a whole; and

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and is in the best interest of, such Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans and to induce the L/C Issuer (as defined in the Financing Agreement) to provide the Letters of Credit (as defined in the Financing Agreement) to the Borrowers pursuant to the Financing Agreement, the Pledgors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, and Lien on such Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) the indebtedness described in Schedule I hereto and all indebtedness from time to time required to be pledged to the Collateral Agent pursuant to the terms of the Financing Agreement (the “Pledged Debt”), the promissory notes and other instruments evidencing the Pledged Debt, and all interest, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(b) 100% (or, in the case of shares issued by each directly owned Foreign Subsidiary of a Loan Party which is not an Inactive Subsidiary, 65% (or such greater percentage that, due to a change in applicable law after the Effective Date, would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent of the issued and outstanding shares entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding shares not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock described in Schedule II hereto (the “Pledged Shares”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule II (the “Existing Issuers”), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other in-kind dividend and any distribution in connection with a stock split or similar transaction) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(c) 100% (or, in the case of shares issued by a direct Foreign Subsidiary of a Loan Party which is not an Inactive Subsidiary, 65% (or such greater percentage that, due to a change in applicable law after the Effective Date, would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent of the issued and outstanding shares entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding shares not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock at any time and from time to time acquired by such Pledgor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and individually as a “Pledged Issuer”), the certificates representing the shares of such Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other in-kind dividend and any distribution in connection with a stock split or similar transaction) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(d) financial assets, securities, other equity interests, stock options and commodity contracts of such Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of such Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(e) all security entitlements of such Pledgor in any and all of the foregoing; and

(f) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise). Notwithstanding anything to the contrary contained herein, in no event shall any Capital Stock of Omega constitute Pledged Collateral.

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the prompt payment by each Pledgor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and the other Loan Documents, including, without limitation, (i) all principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party, whether or not a claim for post-filing interest is allowed in such proceeding), and all reimbursement obligations and other obligations in respect of any other financial accommodations, including Letters of Credit, extended by the Secured Parties to any Loan Party pursuant to the Financing Agreement, (ii) in the case of any Pledgor which is a Guarantor, all amounts from time to time owing by such Pledgor in respect of its guaranty made pursuant to Article XI of the Financing Agreement or under any other Guaranty to which it is a party, including all obligations under any Loan Document guaranteed by such

Pledgor and (iii) all fees, premiums, commissions, charges, expense reimbursements, indemnifications and all other amounts and Obligations (as defined in the Financing Agreement) due or to become due under any Loan Document; and

(b) the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Collateral.

(a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of any of the Pledgors. All such promissory notes, certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Pledgor. If any Pledged Collateral consists of security entitlements, such Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Pledgor.

(ii) Within 5 days of the receipt by a Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b) If any Pledgor shall receive, by virtue of such Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate, unit certificate or other certificate (including, without limitation, any certificate representing a stock or other in-kind dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends are permitted to be retained by any such Pledgor pursuant to Section 7 hereof or the Financing Agreement) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, such Pledgor shall receive such stock certificate, unit certificate or other certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be applied by the Collateral Agent to the Obligations in accordance with the terms of the Financing Agreement.

SECTION 5. Representations and Warranties. Each Pledgor jointly and severally represents and warrants as follows:

(a) The representations and warranties of each Pledgor set forth in Section 6.01 of the Financing Agreement or in any Guaranty of such Pledgor are incorporated herein by reference as if fully set forth herein.

(b) The Existing Issuers set forth in Schedule II hereto are the Pledgors’ only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable (to the extent applicable) and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule II hereto, the Pledged Shares constitute 100% (or, with respect to the Pledged Shares issued by a direct Foreign Subsidiary of a Loan Party which is not an Inactive Subsidiary, 65% (or such greater percentage that, due to a change in applicable law after the Effective Date, would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent of the issued and outstanding shares entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding shares not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock of the Pledged Issuers as of the date hereof. All other shares of Capital Stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

(c) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances or transfers, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(d) Each Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all Liens, except for Permitted Liens.

(e) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene (i) any law, (ii) any Transaction Document or other Material Contract or (iii) any other contractual restriction binding on or otherwise affecting any Pledgor or any of its properties, except for any contravention under this clause (iii) that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and will not result in or require the creation of any Lien upon or with respect to any of the properties of such Pledgor other than pursuant to this Agreement or the other Loan Documents.

(f) This Agreement creates a valid Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Pledged Collateral as security for the Obligations. The Collateral Agent’s having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares, if any, and all other certificates, instruments and cash constituting Pledged Collateral, together with executed instruments of transfer or assignments in blank in respect thereof, from time to time or in the case of Pledged Collateral not constituting a security under Article 8 of the Code, the filing of a financing statement in the applicable jurisdiction, results in the perfection of such Lien. Such Lien on the Pledged Collateral is a perfected, first priority Lien. All action necessary or desirable to perfect and protect such Lien on any Pledged Collateral shall have been duly taken, upon the Collateral Agent’s having possession of certificates, instruments and cash constituting such Pledged Collateral.

SECTION 6. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding or prior to the termination of the Total Commitments and the payment in full of all outstanding Obligations, each Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Collateral Agent, the other Agents or any agents, designees or representatives thereof at any time and from time to time to examine and make copies of and abstracts from such records, in each case, in accordance with the terms of the Financing Agreement;

(b) at the Pledgors’ joint and several expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at the Pledgors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgors’ joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

(e) not convey, sell, assign, lease or sublease, transfer (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by Section 7.02 of the Financing Agreement;

(f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, except for Permitted Liens;

(g) not amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Pledged Collateral or any instrument or agreement relating to the Pledged Collateral, or enter into any instrument or agreement or permit to exist any restriction with respect to any Pledged Collateral except to the extent permitted by the terms of the Financing Agreement;

(h) not permit the issuance of (i) any additional shares or units of any class of Capital Stock of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares or units of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares or units of Capital Stock, in each case, except to the extent permitted by the terms of the Financing Agreement and provided that any such additional shares, units, securities, warrants, options contracts or other commodities issued to a Pledgor are pledged and delivered to the Collateral Agent pursuant to the terms hereof; and

(i) not take or fail to take any action which would impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Pledged Collateral.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) none of the Pledgors will exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) is reasonably likely to have a Material Adverse Effect and (B) each Pledgor will give the Collateral Agent at least 5 Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a Material Adverse Effect;

(ii) each of the Pledgors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Financing Agreement, shall be, and shall forthwith be delivered to the Collateral Agent, to be applied by the Collateral Agent to the Obligations in accordance with the terms of the Financing Agreement, and shall, if received by any of the Pledgors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be applied by the Collateral Agent to the Obligations in accordance with the terms of the Financing Agreement; and

(iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Pledgor in respect of the Pledged Debt, and each of the Pledgors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Collateral Agent may, at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments that are received by any of the Pledgors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be applied by the Collateral Agent to the Obligations in accordance with the terms of the Financing Agreement.

SECTION 8. Additional Provisions Concerning the Pledged Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, each Pledgor (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Pledgor’s name and to file such agreements, instruments or other documents in such Pledgor’s name in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendments with respect thereto, in any appropriate filing office without the signature of such Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s reasonable determination, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the date on which all of the Obligations have been paid in full in cash after the termination of the Loan Documents.

(c) If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral or any other rights pertaining to any Pledged Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.

(f) The Collateral Agent may at any time in its discretion (i) without notice to any Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Pledgor of the time and place of any public sale of Pledged Collateral owned by such Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 9(a) hereof, each Pledgor will, at such Pledgor’s expense and upon request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as, in the reasonable opinion of the Collateral Agent, may be necessary or customary to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. Each Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Pledgor from any of its obligations under any of the other Loan Documents.

(c) Notwithstanding the provisions of Section 9(b) hereof, each Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

(d) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) by the Collateral Agent against all or any part of the Obligations in accordance with the terms of the Financing Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the date on which all of the Obligations have been paid in full in cash after the termination of the Loan Documents shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 10. Indemnity and Expenses.

(a) Each Pledgor jointly and severally agrees to defend, protect, indemnify and hold harmless each Secured Party (and all of their respective officers, directors, employees, attorneys, consultants, agents and affiliates) from and against any and all damages, losses, liabilities, obligations, penalties, fees and out-of-pocket costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of each Secured Party’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) Each Pledgor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees, costs, expenses and disbursements of the Collateral Agent’s counsel and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent) which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Pledgor, to it in care of the Administrative Borrower at its address specified in the Financing Agreement; if to the Collateral Agent, to it at its address specified in the Financing Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or 3 Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received or (c) if delivered, upon delivery.

SECTION 12. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY IRREVOCABLY APPOINTS THE

SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE PLEDGORS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTIES TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 13. WAIVER OF JURY TRIAL, ETC. EACH PLEDGOR, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PLEDGOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH PLEDGOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT.

SECTION 14. Security Interest Absolute. All rights of the Secured Parties, and all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of, or consent to or departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 15. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Pledgor and the Collateral Agent (with the consent of the Required Lenders, or if required by the Financing Agreement, all the Lenders), and no waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent (with the consent of the Required Lenders, or if required by the Financing Agreement, all the Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Secured Parties to exercise any of their rights under any other document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement (i) shall create a continuing security interest in and Lien on the Pledged Collateral, (ii) remain in full force and effect until the date on which all of the Obligations have been paid in full in cash after termination of the Loan Documents and (iii) be binding on each Pledgor and its respective successors and assigns, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (iii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of such Secured Party. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(e) Upon the date on which all of the Obligations have been paid in full in cash after the termination of the Loan Documents, (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors and (ii) the Collateral Agent will, upon a Pledgor’s request and at such Pledgor’s expense, without any representation, warranty or recourse whatsoever, (A) promptly return to such Pledgor such Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(i) All of the obligations of the Pledgors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Pledged Collateral of any one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors. The release or discharge of any Pledgor by the Collateral Agent shall not release or discharge any other Pledgor from the obligations of such Person hereunder.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGORS:

OMEGA PROTEIN CORPORATION

By:	/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: President and Chief Executive Officer

PROTEIN FINANCE COMPANY

By:	/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: President and Chief Executive Officer

OMEGA INTERNATIONAL MARKETING COMPANY

By:	/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: President and Chief Executive Officer

OMEGA INTERNATIONAL DISTRIBUTION COMPANY

By:	/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: President and Chief Executive Officer

Signature Page to Omega Pledge

Agreement

OMEGA SHIPYARD, INC.

By:	/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: Vice President

Signature Page to Omega Pledge

Agreement